UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

             Date of Report (Earliest event reported) August 2, 2005

                           BIOPHAN TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)

           Nevada                        0-26057                82-0507874
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(State or other jurisdiction           (Commission          (I.R.S. Employer
     of incorporation)                 file number)         Identification No.)


150 Lucius Gordon Drive, Suite 215
          West Henrietta, New York                      14586
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(Address of principal executive offices)              (Zip code)

                                 (585) 214-2441
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                         (Registrant's telephone number
                              including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities

      As we previously announced, on June 30, 2005, we entered into a license agreement and an investment agreement with Boston Scientific Scimed, Inc., an affiliate of Boston Scientific Corporation ("BSS") in connection with the licensing of our technology to BSS. The investment agreement called for the purchase by BSS of shares of our common stock for a total purchase price of $5 million, the shares to be priced at 110% of the average of the closing prices of our common stock on the OTC Bulletin Board for the 30 calendar-day period prior to the closing. The obligations of BSS under the investment agreement were subject to the satisfaction of certain conditions. Those conditions having been satisfied, on August 2, 2005, BSS paid us the $5 million purchase price and we issued to BSS 1,653,193 shares of our common stock at a price per share of $3.024 (representing a 10% premium over the average closing price of $2.75 on the OTC Bulletin Board over the period July 3, 2005 through August 1, 2005). These shares represent 2.16% of the total number of shares of our common stock outstanding immediately following their issuance. The shares were offered and sold pursuant to an exemption from the registration requirements of the Securities Act of 1933 under Section 4(2) of such Act and Rule 506 promulgated thereunder.

Item 8.01 Other Events

      Under the license agreement, BSS is obligated to pay us an upfront license fee of $750,000 and annual license maintenance fees. In addition, BSS will be required to make certain milestone payments to us upon the launch of a commercial product based upon the licensed technologies. The license agreement also provides for the payment of certain royalty payments to us for the sale of products by BSS based upon the licensed technologies. The license agreement also provides for payments to us in the event that BSS sublicenses the technologies subject to the license agreement.

      As with the investment agreement, the obligations of BSS under the license agreement were subject to the satisfaction of certain conditions. Those conditions having been satisfied, on August 2, 2005, BSS made a cash payment to us in the amount of $750,000 for the upfront license fee. Exhibit 99.1 presents a pro forma condensed consolidated balance sheet as if the funds for the equity investment described in Item 3.02 above and the license fee described in this Item had been received on May 31, 2005, the last day of our most recently completed fiscal quarter. On August 3, 2005, we issued a press release announcing the closing of the transactions and the receipt of payment from BSS. See attached Exhibit 99.2 for the complete text of the press release.


Item 9.01 Financial Statements and Exhibits

(a)   Not applicable

(b)   Not applicable

(c)   Exhibits:

      99.1 Unaudited Pro Forma Condensed Consolidated Balance Sheet as of May 31, 2005

      99.2  Press release dated August 3, 2005

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             BIOPHAN TECHNOLOGIES, INC.


                                             /s/ Robert J. Wood
         Date: August 3, 2005                __________________________
                                                     (Signature)

                                             Robert J. Wood
                                             CFO, Treasurer, Secretary
                                             (Principal Accounting and
                                             Financial Officer)